Cornell Capital Partners, LP
	101 Hudson Street, Suite 3700
	Jersey City, NJ  07302
	Tel:  (201) 985-8300 / Fax:  (201) 985-8266


                                             February 1, 2005


Mr. Adam Ofek
President
DCI USA, INC.
231 Norman Avenue
Brooklyn, NY 11222


     Re:  Letter Agreement


Dear Mr. Ofek,


This letter confirms certain agreements between the undersigned parties. Our agreement is as follows:

The obligations of DCI USA, Inc. (the "DCI") pursuant to the Investor Registration Rights Agreement (the "Investor Registration Rights Agreement") between Cornell Capital Partners, LP ("Cornell Capital") and DCI, dated December 13, 2004, shall terminate provided that DCI registers with the Securities and Exchange Commission as a Business Development Company, pursuant to the Investment Company Act of 1940, within thirty days of the date hereof. After such election and approval of the shareholders of DCI in accordance with SEC rules and regulations, DCI will issue to Cornell Capital, upon conversion of the Convertible Debentures, shares of DCI's common stock pursuant to the exemption from the registration requirements provided by
Regulation E promulgated under the Securities Act of 1933 together with an opinion of Seward and Kissel, LLP satisfactory to Cornell Capital that such shares to be issued will not be restricted shares or contain restrictive legends. The forgoing is conditional on DCI being in a position to cause the legal opinion described above to be delivered to Cornell Capital and issue shares of DCI common stock to Cornell Capital pursuant to Regulation E within sixty days of the date hereon.

If DCI is not able to issue Regulation E common stock to Cornell Capital, then the terms of the Investor Registration Rights Agreement shall become effective again, except that the dates referred to in Section 2 thereof shall begin to run on the date that DCI is no longer eligible to issue Regulation E common stock to Cornell Capital.

Pursuant to the Securities Purchase Agreement between DCI and Cornell Capital dated December 13, 2004 ("Securities Purchase Agreement") Cornell Capital paid gross proceeds of $250,000 to DCI and DCI issued to Cornell Capital a Convertible Debenture in the amount of $250,000. The parties hereby agree to amend the terms of the Second Closing of the Securities Purchase Agreement as follows: upon filing a N-54A all necessary documents and forms with the SEC in order to become a Business Development Company, Cornell Capital will advance to DCI gross proceeds of $125,000 and DCI will issue to Cornell Capital a Convertible Debenture in the amount of $125,000 and upon becoming a Business Development Company, Cornell Capital will advance to DCI gross proceeds of an additional $125,000 and DCI will issue to Cornell Capital and addition Convertible Debenture in the amount of $125,000. The terms of the Convertible Debenture will be identical to the current Convertible Debenture, other than the fact that it is convertible into Regulation E shares.

The terms of the Standby Equity Distribution Agreement dated December 13, 2004 between Cornell Capital and DCI and the Registration Rights Agreement, dated December 13, 2004 between Cornell Capital and DCI shall be modified hereby to accord with the changes set forth herein.

Except as set forth herein, all terms and conditions of the Securities Purchase Agreement shall remain in full force and effect.


                              Sincerely,

                              CORNELL CAPITAL PARTNERS, LP


                              By: _/s/ Mark A. Angelo
                              Name:     Mark A. Angelo
                              Title:     Portfolio Manager




ACCEPTED AND AGREED:


By: /s/ Adam Ofek                  Dated: February 7, 2005
Name:     Adam Ofek
Title:    CFO